Exhibit 99.1

PennantPark Investment Corporation Exits Significant Equity Investment and Upsizes Credit Facility

Miami, Florida — (GLOBE NEWSWIRE – December 15, 2025) — PennantPark Investment Corporation (NYSE: PNNT) (the "Company") announced that it has sold its equity investment in JF Intermediate, LLC ("JF") for $67.5 million, resulting in a realized gain of $63.1 million. This amount approximates the fair value of the investment as of September 30, 2025. JF represented 23% of the equity investment portfolio of the Company at fair value on that date, excluding its equity investment in PennantPark Senior Loan Fund LLC.

The Company also announced that it increased the size of its multi-currency, senior secured credit facility (the "Credit Facility") from $500 million to $535 million, extended the maturity to 2030, and reduced pricing from SOFR plus 235 bps to SOFR plus 210 bps.

"I'd like to thank the team at JF for our strong partnership over many years. The repurchase of PNNT's shares positions JF for its next phase of growth, while fully realizing PNNT's investment in JF. The transaction provides PNNT with $67.5 million of liquidity, which is an attractive outcome for shareholders and an important milestone in PNNT's ongoing equity rotation strategy. We wish JF and its team continued growth and success in the future," said Art Penn, Chairman and CEO.

"In addition, we are also pleased to have upsized our Credit Facility and we are delighted with the continued confidence and support from new and existing lending partners. This increased facility with lower pricing will expand our ability to serve middle-market sponsor and borrower clients while lowering borrowing costs for our shareholders," said Mr. Penn.

The Credit Facility is secured by all of the assets held by the Company and includes customary covenants, including minimum asset coverage and minimum equity requirements.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company, which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com